Exhibit 99.1

            CALLIDUS SOFTWARE REPORTS SECOND QUARTER 2005 RESULTS

                            Q2 REVENUES $12.6 MILLION

    SAN JOSE, Calif., July 27 /PRNewswire-FirstCall/ -- Callidus Software Inc. (Nasdaq: CALD), a leader in Enterprise Incentive Management (EIM), today announced financial results for the second quarter ended June 30, 2005.

    Total second quarter revenues were $12.6 million, a decrease of 13% compared to prior quarter revenues of $14.5 million, and a decrease of 5% compared to second quarter 2004 revenues of $13.2 million. Second quarter net loss was $3.7 million, or ($0.14) per share, compared to a net loss of $2.5 million, or ($0.10) per share for the prior quarter and a net loss of $13.7 million, or ($0.57) per share for the second quarter of 2004.

    Non-GAAP net loss for the second quarter was $3.3 million, or ($0.12) per share, as compared to non-GAAP net loss of $2.1 million, or ($0.08) per share in the prior quarter and non-GAAP net loss of $5.7 million, or ($0.24) per share in the second quarter of 2004. A reconciliation between GAAP and non- GAAP information is contained in the attached tables.

    "License revenues for the second quarter were disappointing. A number of license transactions we anticipated would close in the second quarter did not. Our maintenance and services organization, however, met its revenue and related gross margin targets for the quarter. Our operating expenses were substantially lower than our targeted range, due primarily to lower personnel related costs," said Robert Youngjohns, president and chief executive officer of Callidus Software.

    "After my first two months at Callidus, I clearly believe that Callidus has a large opportunity. Our products provide a system of record for every aspect of a sales organization empowering sales leaders to compete more effectively. We intend to capitalize on this foundation through a series of initiatives that we are pursuing aggressively. We will reprioritize our spending accordingly with a priority on reestablishing product revenue growth," concluded Youngjohns.

    Q2 2005 Financial Summary
    -- License revenues were $1.3 million, decreasing 63% sequentially from the prior quarter and 31% year-over-year.
    -- Maintenance and service revenues were $11.3 million, increasing 3%
       sequentially from the prior quarter and equal to the prior year.
    -- Maintenance and service gross margin was 32%, down from 35% in Q1 2005 but up from 26% in Q2 2004. License gross margin was 93%, down from 97% in Q1 2005 but up from 85% in Q2 2004.
    -- Operating expenses were $8.9 million compared to $10.0 million in Q1 2005 and $16.7 million in Q2 2004. Non-GAAP operating expenses were $8.5 million, compared to non-GAAP operating expenses of $9.6 million in Q1 2005 and $11.4 million in Q2 2004.
    -- Cash and investments totaled $59.4 million at June 30, 2005 as compared to $61.7 million at March 31, 2005.
    -- Days Sales Outstanding (DSO) in accounts receivable at the end of the quarter was 67 days, down from 68 days at the end of Q1 2005.

    Q3 2005 Guidance
    -- Maintenance and services revenue is expected to be between $10.3 million and $10.8 million with a corresponding gross margin between 30% and 32%. -- Operating expenses are expected to be between $9.8 million and $10.3 million. Non-GAAP operating expenses, which exclude stock-based compensation, are expected to be between $9.5 million and $10.0 million. Stock-based compensation is expected to be $0.3 million.
    -- No guidance is being given on license revenues or earnings.

    Conference Call
    Callidus Software's second quarter 2005 conference call is scheduled for 1:30 p.m. Pacific Daylight Time (PDT), on Wednesday, July 27, 2005. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.CallidusSoftware.com. To participate in the call via telephone, the dial-in number is 800-299-7635 (international 617-786-2901), passcode 77018686.

    A telephone playback and webcast replay of the conference call will be available after 3:30 p.m. PDT on July 27, 2005 through August 10, 2005. The telephone replay will be available by calling 888-286-8010 (international callers: 617-801-6888), passcode 53470012. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

    About Callidus Software
    Founded in 1996, Callidus Software (www.CallidusSoftware.com) is a leading enterprise incentive management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp(R) Grid architecture, Callidus delivers an EIM solution that combines the power and scalability of grid computing with the flexibility of a rules-based interface. Customers/Partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, DIRECTV, Dun & Bradstreet, IBM, Pennzoil-Quaker State Company, SBC Communications and Sun Microsystems. Callidus is publicly traded on the NASDAQ under the symbol CALD.

    Non-GAAP Financial Measures
    The non-GAAP information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with generally accepted accounting principles (GAAP) in the United States. The non-GAAP financial results exclude stock-based compensation expense and 2004 financial results also exclude legal settlements, amortization and impairment of intangible assets and an accrual for claims related to TruePerformance. The non-GAAP financial measures provide what we believe is an additional tool for investors to use in understanding our operational results and trends. These non-GAAP financial results are used internally by management to evaluate our operations, plan and forecast for future periods and to allocate resources within the organization. A reconciliation between GAAP and non-GAAP financial measures is included in the accompanying tables.

    Note on Forward-Looking Statements
    The forward looking statements included in this press release, including with respect to estimates of third quarter maintenance and service revenues and associated gross margin, estimates of third quarter operating expenses and stock-based compensation and our new sales, product, marketing and partnership initiatives and related spending increases, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in executive management, timing of software license orders, management's ability to successfully implement its business plan, including the initiatives stated in the press release above, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K and Form 10-Qs, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.CallidusSoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

    (c) 2005 by Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Everyone Profits, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

                             CALLIDUS SOFTWARE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except for per share data)
                                   (unaudited)

                                             Three months ended         Six months ended
                                                   June 30,                  June 30,
                                           -----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ----------   ----------   ----------   ----------
Revenues:
  License revenues                         $    1,295   $    1,889   $    4,795   $    6,428
  Maintenance and service revenues             11,320       11,345       22,321       23,268
                                           ----------   ----------   ----------   ----------
    Total revenues                             12,615       13,234       27,116       29,696

Cost of revenues:
  License revenues                                 86          286          183          549
  Maintenance and service revenues              7,684        8,384       14,864       16,994
  Impairment of purchased technology               --        1,800           --        1,800
                                           ----------   ----------   ----------   ----------
    Total cost of revenues                      7,770       10,470       15,047       19,343
                                           ----------   ----------   ----------   ----------
Gross profit                                    4,845        2,764       12,069       10,353

Operating expenses:
  Sales and marketing                           3,549        5,345        7,961       11,745
  Research and development                      2,838        3,876        5,789        7,586
  General and administrative                    2,098        2,774        4,300        4,746
  Impairment of intangible assets                  --        1,994           --        1,994
  Stock-based compensation                        423        2,721          863        4,465
                                           ----------   ----------   ----------   ----------
    Total operating expenses                    8,908       16,710       18,913       30,536
                                           ----------   ----------   ----------   ----------
Operating loss                                 (4,063)     (13,946)      (6,844)     (20,183)

Interest and other income, net                    353          256          665          449
                                           ----------   ----------   ----------   ----------
Loss before provision for income
 taxes                                         (3,710)     (13,690)      (6,179)     (19,734)

Provision (benefit) for income
 taxes                                            (34)          25           (9)          50
                                           ----------   ----------   ----------   ----------
Net loss                                   $   (3,676)  $  (13,715)  $   (6,170)  $  (19,784)
                                           ==========   ==========   ==========   ==========
Basic net loss per share                   $    (0.14)  $    (0.57)  $    (0.24)  $    (0.82)
                                           ==========   ==========   ==========   ==========
Diluted net loss per share                 $    (0.14)  $    (0.57)  $    (0.24)  $    (0.82)
                                           ==========   ==========   ==========   ==========
Shares used in basic per share
 computation                                   26,144       24,204       25,948       24,095
                                           ==========   ==========   ==========   ==========
Shares used in diluted per share
 computation                                   26,144       24,204       25,948       24,095
                                           ==========   ==========   ==========   ==========

                             CALLIDUS SOFTWARE INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (unaudited)

                                                     June 30,     December 31,
                                                       2005           2004
                                                   ------------   ------------
Assets

Current assets:
  Cash and cash equivalents                        $     11,644   $      7,651
  Short-term investments                                 47,760         52,166
  Accounts receivable, net                                8,767         12,126
  Prepaid and other current assets                        1,882          1,868
                                                   ------------   ------------
    Total current assets                                 70,053         73,811

Property and equipment, net                               3,163          3,361
Deposits and other assets                                 1,587          1,317
                                                   ------------   ------------
    Total assets                                   $     74,803   $     78,489
                                                   ============   ============
Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                 $      1,489   $      1,904
  Current portion of long-term debt                         221            471
  Accrued payroll and related expenses                    3,700          3,827
  Accrued expenses                                        1,454          1,881
  Deferred revenue                                        7,958          6,856
                                                   ------------   ------------
    Total current liabilities                            14,822         14,939

Long-term debt, less current portion                         --             48
Deferred rent                                               323            292
Long-term deferred revenue                                   31            178
                                                   ------------   ------------
    Total liabilities                                    15,176         15,457
                                                   ------------   ------------
Stockholders' equity
  Common stock                                               26             26
  Additional paid-in capital                            186,213        184,443
  Deferred stock-based compensation                      (1,288)        (2,316)
  Accumulated other comprehensive income                     75            108
  Accumulated deficit                                  (125,399)      (119,229)
                                                   ------------   ------------
    Total stockholders' equity                           59,627         63,032
                                                   ------------   ------------
    Total liabilities and stockholders' equity     $     74,803   $     78,489
                                                   ============   ============

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                         QUARTER OVER QUARTER COMPARISON

                    (In thousands, except for per share data)
                                   (unaudited)

                                           Three months ended                       Three months ended
                                              June 30, 2005                           March 31, 2005
                                 --------------------------------------   --------------------------------------
                                                Non-GAAP                                 Non-GAAP
                                     GAAP      Adjustments    Non-GAAP       GAAP       Adjustments    Non-GAAP
                                 ----------   ------------   ----------   ----------   ------------   ----------
Revenues:
  License revenues               $    1,295                  $    1,295   $    3,500                  $    3,500
  Maintenance and
   service
   revenues                          11,320                      11,320       11,001                      11,001
                                 ----------                  ----------   ----------                  ----------
    Total revenues                   12,615                      12,615       14,501                      14,501

Cost of revenues:
  License revenues                       86                          86           97                          97
  Maintenance and
   service
   revenues                           7,684                       7,684        7,180                       7,180
                                 ----------                  ----------   ----------                  ----------
    Total cost
    of revenues                       7,770                       7,770        7,277                       7,277
                                 ----------                  ----------   ----------                  ----------
Gross profit                          4,845                       4,845        7,224                       7,224

Operating expenses:
  Sales and
   marketing                          3,549                       3,549        4,412                       4,412
  Research and
   development                        2,838                       2,838        2,951                       2,951
  General and
   administrative                     2,098                       2,098        2,202                       2,202
  Stock-based
   compensation                         423(a)        (423)          --          440(a)        (440)          --
                                 ----------                  ----------   ----------                  ----------
    Total
     operating
     expenses                         8,908                       8,485       10,005                       9,565
                                 ----------                  ----------   ----------                  ----------
Operating loss                       (4,063)                     (3,640)      (2,781)                     (2,341)

Interest and other
 income, net                            353                         353          312                         312
                                 ----------                  ----------   ----------                  ----------
Loss before
 provision for
 income taxes                        (3,710)                     (3,287)      (2,469)                     (2,029)

Provision
 (benefit) for
 income taxes                           (34)                        (34)          25                          25
                                 ----------                  ----------   ----------                  ----------
Net loss                         $   (3,676)                 $   (3,253)  $   (2,494)                 $   (2,054)
                                 ==========                  ==========   ==========                  ==========
Diluted net
 loss per
 share                           $    (0.14)                 $    (0.12)  $    (0.10)                 $    (0.08)
                                 ==========                  ==========   ==========                  ==========
Shares used in
 diluted per
 share
 computation                         26,144                      26,144       25,742                      25,742
                                 ==========                  ==========   ==========                  ==========

     ----------
     (a)  Non-cash stock based compensation

                             CALLIDUS SOFTWARE INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                    YEAR OVER YEAR COMPARISON OF THE QUARTER

                    (In thousands, except for per share data)
                                   (unaudited)

                                           Three months ended                       Three months ended
                                              June 30, 2005                           June 30, 2004
                                 --------------------------------------   --------------------------------------
                                                Non-GAAP                                 Non-GAAP
                                     GAAP      Adjustments    Non-GAAP       GAAP       Adjustments    Non-GAAP
                                 ----------   ------------   ----------   ----------   ------------   ----------
Revenues:
  License
   revenues                      $    1,295                  $    1,295   $    1,889                  $    1,889
  Maintenance
   and service
   revenues                          11,320                      11,320       11,345(a)         775       12,120
                                 ----------                  ----------   ----------                  ----------
    Total
     revenues                        12,615                      12,615       13,234                      14,009

Cost of revenues:
  License
   revenues                              86                          86          286(b)        (100)         186
  Maintenance
   and service
   revenues                           7,684                       7,684        8,384                       8,384
  Impairment of
   purchased
   technology                            --                          --        1,800(c)      (1,800)          --
                                 ----------                  ----------   ----------                  ----------
    Total cost
     of revenues                      7,770                       7,770       10,470                       8,570
                                 ----------                  ----------   ----------                  ----------
Gross profit                          4,845                       4,845        2,764                       5,439

Operating expenses:
  Sales and
   marketing                          3,549                       3,549        5,345                       5,345
  Research and
   development                        2,838                       2,838        3,876(b)        (158)       3,718
  General and
   administrative                     2,098                       2,098        2,774(d)        (450)       2,324
  Impairment of
   intangible
   assets                                --                          --        1,994(c)      (1,994)          --
  Stock-based
  compensation                          423(e)        (423)          --        2,721(e)      (2,721)          --
                                 ----------                  ----------   ----------                  ----------
    Total
    operating
     expenses                         8,908                       8,485       16,710                      11,387
                                 ----------                  ----------   ----------                  ----------
Operating loss                       (4,063)                     (3,640)     (13,946)                     (5,948)

Interest and
 other income,
 net                                    353                         353          256                         256
                                 ----------                  ----------   ----------                  ----------
Loss before
 provision for
 income taxes                        (3,710)                     (3,287)     (13,690)                     (5,692)

Provision
 (benefit) for
 income taxes                           (34)                        (34)          25                          25
                                 ----------                  ----------   ----------                  ----------
Net loss                         $   (3,676)                 $   (3,253)  $  (13,715)                 $   (5,717)
                                 ==========                  ==========   ==========                  ==========
Diluted net
 loss per share                  $    (0.14)                 $    (0.12)  $    (0.57)                 $    (0.24)
                                 ==========                  ==========   ==========                  ==========
Shares used in
 diluted per
 share
 computation                         26,144                      26,144       24,204                      24,204
                                 ==========                  ==========   ==========                  ==========

     ----------
     (a)  Accrual for a claim related to TruePerformance
     (b)  Amortization of purchased intangible assets
     (c)  Impairment of purchased intangible assets
     (d)  Legal settlement with Gordon Food Service
     (e)  Non-cash stock based compensation

CONTACT: Investor Relations: Jon Pexton, +1-408-808-6577 or ir@callidussoftware.com, or Press: Jane Le Fevre, +1-408-808-6511 or pr@callidussoftware.com, both of Callidus Software Inc./
Web site:  http://www.callidussoftware.com /